As filed with the Securities and Exchange Commission on June 23, 2008
Registration No. 333-41944
Registration No. 333-58046
Registration No. 333-97729
Registration No. 333-107832
Registration No. 333-117913
Registration No. 333-136118

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	77-0430924 (I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

eBay Inc. 1999 Global Equity Incentive Plan, as amended
eBay Inc. 2001 Equity Incentive Plan, as amended
(Full title of the plan)
Michael R. Jacobson
Senior Vice President, Legal Affairs, General Counsel and Secretary
eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125
(408) 376-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 2 (this “Amendment”) relates to the Registration Statements on Form S-8 (File Nos. 333-41944, 333-58046, 333-97729, 333-107832, 333-117913 and 333-136118) (collectively, the “Registration Statements”) of eBay Inc. (the “Company”) filed with the Securities and Exchange Commission on July 21, 2000, March 30, 2001, August 6, 2002, August 11, 2003, August 4, 2004 and July 28, 2006, respectively. The Registration Statements registered, among other things, 52,000,000 shares of the Company’s common stock (“Common Stock”) under the eBay Inc. 1999 Global Equity Incentive Plan, as amended (the “1999 Plan”) and 222,000,000 of Common Stock under the eBay Inc. 2001 Equity Incentive Plan, as amended (the “2001 Plan”). All share numbers herein reflect the stock splits of Common Stock occurring in May 2000, August 2003 and February 2005.
     The Company is filing this Amendment to reduce the number of shares of Common Stock that may be issued pursuant to the 1999 Plan by 9,880,574 shares of Common Stock, and to reduce the number of shares of Common Stock that may be issued pursuant to the 2001 Plan by 16,450,415 shares of Common Stock. After giving effect to this Amendment, 42,119,426 shares of Common Stock will be available for issuance under the 1999 Plan, and 205,549,585 shares of Common Stock will be available for issuance under the 2001 Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 23, 2008.

eBay Inc.
/s/ John J. Donahoe
John J. Donahoe
President, Chief Executive Officer & Director

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints John Donahoe, Michael R. Jacobson and Rajiv Dutta, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John J. Donahoe

John J. Donahoe	President, Chief Executive Officer and Director	June 23, 2008

/s/ Robert S. Swan

Robert H. Swan	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 23, 2008

/s/ Phillip P. DePaul

Phillip P. DePaul	Vice President, Chief Accounting Officer (Principal Accounting Officer)	June 23, 2008

/s/ Pierre M. Omidyar

Pierre M. Omidyar	Founder, Chairman of the Board and Director	June 23, 2008

Signature	Title	Date

/s/ Fred D. Anderson

Fred D. Anderson	Director	June 23, 2008

/s/ Edward W. Barnholt

Edward W. Barnholt	Director	June 23, 2008

/s/ Philippe Bourguignon

Philippe Bourguignon	Director	June 23, 2008

/s/ Scott D. Cook

Scott D. Cook	Director	June 23, 2008

/s/ Rajiv Dutta

Rajiv Dutta	President, eBay Marketplaces and Director	June 23, 2008

/s/ William Clay Ford, Jr.

William Clay Ford, Jr.	Director	June 23, 2008

/s/ Dawn G. Lepore

Dawn G. Lepore	Director	June 23, 2008

/s/ David M. Moffett

David M. Moffett	Director	June 23, 2008

/s/ Richard T. Schlosberg, III

Richard T. Schlosberg, III	Director	June 23, 2008

/s/ Thomas J. Tierney

Thomas J. Tierney	Director	June 23, 2008

/s/ Margaret C. Whitman

Margaret C. Whitman	Special Advisor to the President and Chief Executive Officer and Director	June 23, 2008

EXHIBIT INDEX

Exhibit
Number	Description
24.1	Power of Attorney (included on the signature page of this registration statement).